UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 31, 2013

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On May 31, 2013, Nuance Communications, Inc. (“Nuance”) acquired the assets of the Tweddle Group, Inc., a Michigan corporation (“TGI”), and Tweddle Group Technologies, LLC, a Michigan limited liability company (“TGT” and together with TGI, “Sellers”), constituting the Technology Solutions Segment of the Sellers pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of May 24, 2013, by and among Nuance, Telluride, Inc., a Delaware corporation and a wholly owned subsidiary of Nuance, Sellers, The Andrew M. Tweddle Revocable Living Trust and Andrew M. Tweddle. The aggregate consideration payable to Sellers was $80,045,000, subject to adjustment as provided in the Asset Purchase Agreement.

The foregoing description of the acquisition and the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

(1)	The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.

(d)	Exhibits

2.1    Asset Purchase Agreement, dated as of May 24, 2013, by and among Nuance, Telluride, Inc., Tweddle Group, Inc., Tweddle Group Technologies, LLC, The Andrew M. Tweddle Revocable Living Trust and Andrew M. Tweddle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: June 5, 2013	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Asset Purchase Agreement, dated as of May 24, 2013, by and among Nuance, Telluride, Inc., Tweddle Group, Inc., Tweddle Group Technologies, LLC, The Andrew M. Tweddle Revocable Living Trust and Andrew M. Tweddle.